CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form SB-2 of Kiwa Bio-Tech Products Group Corporation of our report dated February 25, 2005 relating to our audit of the consolidated financial statements appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ Grobstein, Horwath & Company LLP

Sherman Oaks, California
October 19, 2006